Exhibit 24

POWER OF ATTORNEY
and

CONFIRMING STATEMENT


The undersigned hereby authorizes and designates
each of Olga Conley, Linda   Trudel and Marc Litz,
acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission (the "Commission") as a result of the undersigned's ownership of or transaction in securities of The J. Jill Group, Inc. and to file a copy of this Power of Attorney and Confirming
Statement with the Commission if necessary or desirable to do so. The authority of Ms. Conley, Ms.Trudel and Mr. Litz under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of The J. Jill Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that Ms. Conley, Ms. Trudel and Mr. Litz are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.



Date: 02/11/04	Olga Conley

Print Name

/s/ Olga Conley

Signature